UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 18, 2014

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:

(775) 856-2500

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Interim Chief Executive Officer and Interim Chief Financial Officer

At a meeting of the Board of Directors of Altair Nanotechnologies Inc. (the “Company”) on March 18, 2014, the Board of Directors appointed Guohua Sun as Interim Chief Executive Officer and appointed Karen Werner as Interim Chief Financial Officer.

Mr. Sun is age 36 and has served as the General Manager of Canon Investment Holdings Limited and Guangdong Yintong Investment Holdings Group Co., Ltd. from April 2005 to the present and currently serves as an executive director of Zhuhai Yintong Energy Company Ltd (“YTE”). Prior to that, Mr. Sun served as General Manager of Beijing Yinda Transportation Investment Limited from 2003 to 2005, prior to that time, as vice general manager from 2001 to 2003. Mr. Sun also served as vice general manager of Nan-Ming-He Iron Ore Limited from 2001 to 2003. Mr. Sun has been serving as a Board Member of Altair Nanotechnologies Inc from 2011 to present. Mr. Sun graduated with a degree in business administration from Handan University and with a master’s degree in business administration from the University of Wales.

Karen Werner is age 58 and has been promoted to Interim CFO. Ms. Werner served as Corporate Senior Assistant Controller of the Company from February 2012 to January 2014. Ms. Werner served as Corporate Controller for Windspire Energy, Inc. during 2011 and as Controller for Winkel Motors, Inc. from January 2008 to February 2011. Ms. Werner brings over 24 years of corporate and global experience in financial and compliance reporting and internal management accounting. Ms. Werner’s experience has come from the renewable energy, manufacturing, financial, automotive, software development, foreign imports, sales, engineering and consulting industries. Ms. Werner has public and private company experience and holds a bachelor of science degree in business administration with honors from the University of Phoenix.

Neither Ms. Werner nor Mr. Sun is currently subject to a written employment agreement with the Company (except that Ms. Werner has signed the Company’s standard non-disclosure and intellectual property protection agreement). Ms. Werner’s current annual salary is $150,000 per year. The Company is negotiating Mr. Sun’s compensation and the possibility of incentive grants for the new officers.

During 2013, Northern Altair Nanotechnologies Co., Ltd. (“Northern Altair”) worked on the economic development deal with the cities of Wu’an and Handan in Hebei Province in China. Under our multiyear contract with the City of Wu’an, Northern Altair is required to sell and deliver 200 electric buses to Wu’an over a multiyear period. We are currently procuring these buses from, YTE and Zhuhai Guangtong New Energy Automotive Co., LTD. (an affiliate of YTE). We expect aggregate purchases over the life of this agreement to be $6.3 Million. As noted above, Mr. Sun is currently an executive director of YTE.

In April 2013, Altairnano, Inc. earned a commission selling battery packs from YTE to a U.S. based customer for approximately $132,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: March 24, 2014	By	/s/ Karen Werner
Karen Werner, Interim Chief Financial Officer